UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):          November 13, 2025

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 946-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 13, 2025, the Company held its Annual Meeting. Stockholders were asked to vote with respect to three proposals. A total of 183,087,456 votes were cast as follows:

Proposal Number 1 – Election of Directors: Each of the candidates listed received the number of votes set forth next to his/her respective name. In addition, there were 20,247,280 broker non-votes for each candidate with respect to this proposal.

Name	Votes For	Votes Against	Votes Abstaining
Darrell Cavens	159,031,908	3,606,282	201,986
Joanne Crevoiserat	162,439,589	202,450	198,137
David Elkins	162,499,170	139,642	201,364
Johanna (Hanneke) Faber	162,467,950	176,517	195,709
Anne Gates	157,562,258	5,080,460	197,458
Thomas Greco	162,184,242	453,719	202,215
Kevin Hourican	158,835,531	3,802,373	202,272
Alan Lau	162,494,832	143,147	202,197
Pamela Lifford	162,460,449	172,926	206,801
Annabelle Yu Long	161,657,476	976,455	206,245

Proposal Number 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending June 27, 2026:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
173,156,703	9,704,124	226,629	0

Proposal Number 3 – Approval, on a non-binding advisory basis, of the Company’s executive compensation as discussed and described in the Proxy Statement for the 2025 Annual Meeting:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
146,147,336	16,387,143	305,697	20,247,280

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2025

Tapestry, Inc.

	By:	/s/ David E. Howard
David E. Howard
Chief Legal Officer & Secretary